QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21.1

LIST OF SUBSIDIARIES

Jurisdiction
AET Holdings Limited(24)	Mauritius
AET Holland C.V.(30)	Netherlands
CMS Mexicana S.A. de C.V.(31)	Mexico
Compatible Memory, Inc.(33)	California, USA
Continental Circuits International Inc. (4)	Barbados
Davos Group Limited(6)	British Virgin Islands
Hadco Corporation(12)	Massachusetts, USA
Hadco Foreign Sales Corp.(4)	US Virgin Islands
Hadco Ireland Limited(4)	Ireland
Hadco Santa Clara, Inc.(4)	Delaware, USA
Interagency, Inc.(20)	Delaware, USA
Newisys, Inc.(12)	Delaware, USA
Pentex-Schweizer Circuits GmbH(34)	Germany
PT. Sanmina-SCI Batam(22)	Indonesia
Sanmina (B.V.I.)(12)	British Virgin Islands
Sanmina-SCI AB(19)	Sweden
Sanmina Cayman Ltd.(7)	British West Indies
Sanmina-SCI Corporation (Malaysia) Sdn Bhd(5)	Malaysia
Sanmina Enclosure Systems Hungary Limited Liability Company(12)	Hungary
Sanmina Enclosures Systems Limited(25)	Scotland
Sanmina Foreign Sales Corporation(12)	Barbados
Sanmina France(9)	France
Sanmina General. L.L.C.(12)	Delaware, USA
Sanmina International AG(12)	Switzerland
Sanmina Limited, L.L.C.(12)	Delaware, USA
Sanmina SAS(12)	France
Sanmina Texas, L.P.(8)	Texas, USA
Sanmina-SCI (Asia) Limited(6)	Hong Kong
Sanmina-SCI (China) Limited(6)	Hong Kong
Sanmina-SCI (H.K.) Limited(6)	Hong Kong
Sanmina-SCI (Shenzhen) Ltd.(11)	China
Sanmina-SCI Systems (Taiwan) Limited(10)	Hong Kong
Sanmina-SCI Australia PTY LTD(18)	Australia
Sanmina-SCI Cable Systems de Monterey S de R.L. de C.V.(12)	Mexico
Sanmina-SCI Cable Systems GmbH(17)	Germany
Sanmina-SCI Cable Systems Services, S. de R.L. de C.V.(12)	Mexico
Sanmina-SCI Circuits (Wuxi) Co. Ltd.(34)	P.R.C.
Sanmina-SCI Circuits Pte Ltd(34).	Singapore
Sanmina-SCI Electronics Pte Ltd.(34).	Singapore
Sanmina-SCI Investments Pte Ltd.(34).	Singapore
Sanmina-SCI Corporation.	Delaware, USA
Sanmina-SCI USA, Inc.(12)	Delaware, USA
Sanmina-SCI Central Services	France
Sanmina-SCI de Mexico S.A. de C.V.(12)	Mexico
Sanmina-SCI Development AB(19)	Sweden
Sanmina-SCI do Brasil Integration Ltd(13)	Brazil
Sanmina-SCI do Brasil Ltda(12)	Brazil
Sanmina-SCI do Brasil Technology Ltda(22)	Brazil

Sanmina-SCI Systems (Kunshan) Co., Limited(1)	China
Sanmina-SCI Enclosure Systems (Shenzhen) Limited(14)	China
Sanmina-SCI Enclosure Systems (Suzhou) Co. Ltd.(14)	China
Sanmina-SCI Enclosure Systems Lisburn Limited(25)	Northern Ireland
Sanmina-SCI Enclosure Systems, (Asia) Ltd(3)	Hong Kong
Sanmina-SCI Enclosure Systems(19)	Finland
Sanmina-SCI Enclosures Systems AB(19)	Sweden
Sanmina-SCI Espana, S.L.U.(22)	Spain
Sanmina-SCI France EMS(9)	France
Sanmina-SCI France Real Estate(9)	France
Sanmina-SCI GmbH(12)	Germany
Sanmina-SCI Germany GmbH(17)	Germany
Sanmina-SCI Haukipudas Oy(22)	Finland
Sanmina-SCI Holding AB(7)	Sweden
Sanmina-SCI Holdings B.V.(29)	Netherlands
Sanmina-SCI Holdings GmbH & Co. KG(12)	Germany
Sanmina-SCI Holdings PTY LTD(22)	Australia
Sanmina-SCI Hungary Electronics Manufacturing Limited Liability Company(22)	Hungary
Sanmina-SCI India Private Limited(1)	India
Sanmina-SCI International GmbH	Switzerland
Sanmina-SCI Ireland(28)	Ireland
Sanmina-SCI Israel EMS Ltd(22)	Israel
Sanmina-SCI Israel Medical Systems, Ltd(22)	Israel
Sanmina-SCI Japan, Inc. (YK)(22)	Japan
Sanmina-SCI Kista AB(16)	Sweden
Sanmina-SCI Luxembourg S.a.r.l.(26)	Luxembourg
Sanmina-SCI Management GmbH	Germany
Sanmina-SCI Netherlands B.V.(29)	Netherlands
Sanmina-SCI Netherlands Holding LLC(30)	Delaware, USA
Sanmina-SCI PCB Europe GmbH & Co. KG(15)	Germany
Sanmina-SCI RSP de Mexico, S.A. de C.V.(12)	Mexico
Sanmina-SCI RSP Systems Services S.A. de C.V	Mexico
Sanmina-SCI Systems (Alabama), Inc.(30)	Alabama, USA
Sanmina-SCI Systems (Canada) Inc.(30)	Canada
Sanmina-SCI Systems (Malaysia) SDN BHD(22)	Malaysia
Sanmina-SCI Systems (Thailand) Limited(30)	Thailand
Sanmina-SCI Systems de Mexico S.A. de C.V.(32)	Mexico
Sanmina-SCI Systems Enclosures (Denton) Inc.(31)	Texas, USA
Sanmina-SCI Enclosure Systems USA Inc.(12)	North Carolina, USA
Sanmina-SCI Systems Holdings, Inc.(30)	Delaware, USA
Sanmina-SCI Systems Ireland Limited(30)	Ireland
Sanmina-SCI Systems Israel Ltd(22)	Israel
Sanmina-SCI Systems Japan, LTD (KK)(22)	Japan
Sanmina-SCI Systems Services de Mexico S.A. de C.V.(21)	Mexico
Sanmina-SCI Systems Singapore PTE. LTD.(31)	Singapore
Sanmina-SCI Systems Tel Aviv Ltd.(23)	Israel
Sanmina-SCI Technology India Private Limited	India
Sanmina-SCI UK Limited (22)	UK
Sanmina-SCI UKLP(2)	UK
Sanmina-SCI Verwaltungs Gmbh(12)	Germany
Sanmina-SCI Pte. Ltd.(24)	Singapore
Sanmina-SCI/Tag de Mexico, S.A. de C.V.(32)	Mexico
SCI Brockville Corporation(22)	Canada

SCI Foreign Sales, Inc.(30)	Barbados
SCI France, S.A.(27)	France
SCI Holdings France SAS(22)	France
SCI Netherlands Holding B.V.(2)	Netherlands
SCI Plant No. 22, L.L.C.(31)	Colorado, USA
SCI Plant No. 5, L.L.C.(20)	Alabama, USA
SCI Systems, Inc.	Delaware, USA
SCI Systems Sweden AB(22)	Sweden
SCI Technology, Inc.(20)	Alabama, USA
SCIMEX, Inc.(30)	Alabama, USA
Sanmina-SCI Eskilstuna AB(19)	Sweden
Viking Components Ireland Limited(28)	Ireland
Viking Interworks Asia (S) PTE LTD(24)	Singapore
Viking Interworks, Inc.(12)	California, USA

(1)
A subsidiary of AET Holdings Limited

(2)
A subsidiary of AET Holland C.V.

(3)
A subsidiary of Davos Group Limited

(4)
A subsidiary of Hadco Corporation

(5)
A subsidiary of Hadco Santa Clara, Inc.

(6)
A subsidiary of Sanmina (B.V.I.)

(7)
A subsidiary of Sanmina International AG

(8)
A subsidiary of Sanmina Limited, L.L.C.

(9)
A subsidiary of Sanmina SAS

(10)
A subsidiary of Sanmina-SCI (Asia) Limited

(11)
A subsidiary of Sanmina-SCI (China) Limited

(12)
A subsidiary of Sanmina-SCI Corporation

(13)
A subsidiary of Sanmina-SCI do Brasil Technology Ltda

(14)
A subsidiary of Sanmina-SCI Enclosure Systems, (Asia) Ltd

(15)
A subsidiary of Sanmina-SCI GmbH

(16)
A subsidiary of Sanmina-SCI Holding AB

(17)
A subsidiary of Sanmina-SCI Holdings GmbH & Co. KG

(18)
A subsidiary of Sanmina-SCI Holdings PTY LTD

(19)
A subsidiary of Sanmina-SCI Kista AB

(20)
A subsidiary of Sanmina-SCI Systems (Alabama), Inc.

(21)
A subsidiary of Sanmina-SCI Systems de Mexico S.A. de C.V.

(22)
A subsidiary of Sanmina-SCI Systems Holdings, Inc.

(23)
A subsidiary of Sanmina-SCI Systems Israel Ltd

(24)
A subsidiary of Sanmina-SCI Systems Singapore PTE. LTD.

(25)
A subsidiary of Sanmina-SCI UK Limited

(26)
A subsidiary of Sanmina-SCI UKLP

(27)
A subsidiary of SCI Holdings France SAS

(28)
A subsidiary of Sanmina-SCI Systems Ireland Limited

(29)
A subsidiary of SCI Netherlands Holding B.V.

(30)
A subsidiary of SCI Systems, Inc.

(31)
A subsidiary of SCI Technology, Inc.

(32)
A subsidiary of SCIMEX, Inc.

(33)
A subsidiary of Viking Interworks, Inc.

(34)
A subsidiary of Sanmina-SCI Pte Ltd.

QuickLinks

LIST OF SUBSIDIARIES